                                          Schedule to Exhibit 10.25
                                         Suburban Lodges, Inc.

A Promissory Note to Finova Realty Capital Inc. with substantially the same terms as this Exhibit 10.25 for each of the following groups of properties are not being separately filed:

  PROPERTY NAME/                       ADDRESS                      COUNTY              CITY, STATE
AMOUNT OF NOTE
Group 1/$14,780,000*
Forest Park                    363 Forest Parkway                     Clayton          Forest Park, GA
Roswell                        1175 Hembree Road                      Fulton           Roswell, GA
Greenville-Mauldin Road        408 Mauldin Road                       Greenville       Greenville, SC
Dallas North Central           9355 Forest Lane                       Dallas           Dallas, TX
South Dayton                   8981 Kingsridge Drive                  Montgomery       Dayton, OH


Group 2/$15,500,000
Lilburn/Hwy 78                 4142 Stone Mountain Highway            Gwinnett         Lilburn, GA
Mableton                       600 Lions Club Drive                   Cobb             Mableton, Ga
Preston Highway                7121 Preston Highway                   Jefferson        Louisville, KY
Taylors                        2504 Wade Hampton Boulevard            Greenville       Greenville, SC
Chesapeake                     2150 Old Greenbrier Road               Chesapeake       Chesapeake, VA
UNC Charlotte                  110 Rocky River Road West                               Charlotte, NC

Group 3/$15,580,000
Norcross                       6067 Buford Highway                    Gwinnett         Norcross, GA

Jonesboro/Tara Blvd.           7021 Tara Boulevard                    Clayton          Jonesboro, GA
Virginia Beach                 416 South Independence Blvd.                            Virginia Beach, VA
Fairfield                      6785 Fairfield Business Drive          Butler           Fairfield, OH
Pressley/I77 Charlotte         540 Pressley Road                      Mecklenburg      Charlotte, NC
Fulton Industrial              660 Interchange Drive, SW              Fulton           Atlanta, GA

Group 4/$15,170,000
Indian Trail                   1990 Willowtrail Parkway               Gwinnett         Norcross, GA
Douglasville                   5820 Plaza Parkway                     Douglas          Douglasville, GA
Matthews                       9211 East Independence Blvd.                            Matthews, NC
Columbus/Eastland              4790 Hilton Corporate Drive            Franklin         Columbus, OH
Indianapolis, NW               5820 West 85th Street                  Marion           Indianapolis, IN


Group 5/$14,500,000
Northside Drive                1375 Northside Drive                   Fulton           Atlanta, GA
Gwinnett Place                 3750 Satellite Boulevard               Gwinnett         Duluth, GA
Columbus/Northland             2420 Dublin Granville Road             Franklin         Columbus, OH
North Charleston               7371 Mazyck Road                       Charleston       North Charleston, SC
Oxmoor                         90 Oxmoor Road                         Jefferson        Birmingham, AL

                            PROMISSORY NOTE
                         (Fixed -- Defeasance)


$14,780,000    Forest Park, Georgia
                                                      Roswell, Georgia
                                            Greenville, South Carolina
                                                         Dallas, Texas
                                                          Dayton, Ohio

                                                     December 29, 1998

     FOR VALUE RECEIVED, SLAM PROPERTIES I, L.L.C., a Georgia limited liability company, as maker, having its principal place of business at 300 Galleria Parkway, Suite 1200, Atlanta, Georgia 30339, Attn:
Corporate Secretary ("Borrower"), hereby unconditionally promises to pay to the order of FINOVA REALTY CAPITAL INC., a Delaware corporation ("Lender"), having an address at c/o Midland Loan Services, L.P., 210 West Tenth Street, Kansas City, Missouri 64105, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FOURTEEN MILLION SEVEN HUNDRED EIGHTY THOUSAND AND NO/100 DOLLARS ($14,780,000), in lawful money of the United States of America with interest thereon to be computed from the date of the funding of this Note at the Applicable Interest Rate (defined below) in accordance with the terms of this Note.


                       ARTICLE 1:  PAYMENT TERMS

     Borrower agrees that the amortization period for the Note shall be 25 years and Borrower agrees to pay sums under this Note in installments as follows:

     (a) a constant payment of $116,532.93 on February 1, 1999 and on the first day of each calendar month thereafter up to and including December 1, 2008 (each, a "Payment Date"); each of the payments to be applied as follows: (i) first, to the payment of interest computed at the Applicable Interest Rate; and (ii) the balance toward the reduction of the principal sum; and

     (b) the balance of the principal sum and all interest thereon on January 1, 2009 (the "Maturity Date").


                         ARTICLE 2:  INTEREST

     The interest rate on this Note is eight and one quarter percent
(8.25%) per annum (the "Applicable Interest Rate").   Interest on the
principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year calculated by multiplying the actual number of calendar days elapsed in the monthly period for which such interest is payable by a daily rate based on such three hundred sixty
(360) day year.


                 ARTICLE 3:  DEFAULT AND ACCELERATION

     If any payment required in this Note is not paid (a) prior to the fifth (5th) day after a Payment Date, (b) on the Maturity Date or (c) on the happening of any other default, after the expiration of any applicable notice and grace periods, herein or under the terms of the

Security Instruments or any of the Other Security Documents (as defined in the Security Instruments) (collectively, an "Event of Default"), at the option of Lender (i) the whole of the principal sum of this Note, (ii) interest, default interest, late charges and other sums, as provided in this Note, the Security Instruments or the Other Security Documents, (iii) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instruments or the Other Security Documents, (iv) all sums advanced pursuant to the Security Instruments to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (v) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (v) above shall collectively be referred to as the "Debt") shall without notice become immediately due and payable.

                     ARTICLE 4:  DEFAULT INTEREST

     Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) five percent (5%) plus the Applicable Interest Rate or
(b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Debt is paid in full. Interest calculated at the Default Rate shall be added to the Debt, and shall be deemed secured by the Security Instruments. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

                        ARTICLE 5:  LATE CHARGE

     If any monthly installment payable under this Note is not paid prior to the fifth (5th) day after the applicable Payment Date, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment and the amount shall be secured by the Security Instruments and the Other Security Documents.

                  ARTICLE 6: PREPAYMENT; DEFEASANCE

     (a) The principal balance of this Note may not be prepaid in whole or in part except as expressly permitted pursuant hereto.

     (b) Subject to compliance with and satisfaction of the terms and conditions of this Article 6 and provided that no Event of Default exists under this Note, Borrower may elect to obtain a release (the
 Release ) of the Property from the lien of the Security Instruments on any Payment Date after the Lockout Period Expiration Date (defined below) by delivering to Lender, as security for the payment of all interest and principal due and to become due pursuant to this Note through the Maturity Date, plus the principal balance of this Note scheduled to be outstanding on the Maturity Date, Defeasance Collateral (defined below) sufficient to generate Scheduled Defeasance Payments (defined below) (the Release and the delivery of the Defeasance Collateral, a Defeasance ).

     (c) As a condition precedent to a Defeasance, and prior to any Release, Borrower shall have complied with all of the following:

          (i) Borrower shall provide not less than sixty (60) days prior written notice to Lender specifying a Payment Date upon which it intends to effect a Defeasance hereunder (the Defeasance Date ).

          (ii) All accrued and unpaid interest on the principal balance of this Note to and including the Defeasance Date, the scheduled amortization payment due on such Defeasance Date, and all other sums due under this Note, the Security Instruments and the Other Security Documents, shall be paid in full on or prior to the Defeasance Date.

          (iii) Borrower shall execute and deliver to Lender any and all certificates, opinions, documents or instruments reasonably required by Lender in connection with the Defeasance and Release, including, without limitation, a pledge and security agreement satisfactory to Lender creating a first priority lien on the Defeasance Collateral (a Defeasance Security Agreement ). This Note shall thereafter be secured by the Defeasance Collateral delivered in connection with the Defeasance. After Defeasance, this Note cannot be prepaid in whole or in part or be the subject of any further Defeasance.

          (iv) Borrower shall have delivered to Lender an opinion of Borrower's counsel in form and substance satisfactory to Lender stating (A) that the Defeasance Collateral and the proceeds thereof have been duly and validly assigned and delivered to Lender and that Lender has a valid, perfected, first priority lien and security interest in the Defeasance Collateral delivered by Borrower and the proceeds thereof, (B) that if the holder of this Note shall at the time of the Release be a REMIC (defined below), (1) the Defeasance Collateral has been validly assigned to the REMIC Trust which holds this Note (the REMIC Trust ), (2) the Defeasance has been effected in accordance with the requirements of Treasury Regulation 1.860(g)- 2(a)(8) (as such regulation may be amended or substituted from time to time) and will not be treated as an exchange pursuant to Section 1001 of the IRS Code and (3) the tax qualification and status of the REMIC Trust as a REMIC will not be adversely affected or impaired as a result of the Defeasance and (C) that the delivery of the Defeasance Collateral and the grant of a security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law. The term REMIC shall mean a real estate mortgage investment conduit within the meaning of
Section 860D of the IRS Code. The term IRS Code shall mean the United States Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

          (v) Borrower shall have delivered to Lender written confirmation from the Rating Agencies (defined in the Security Instruments) that such Defeasance will not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities or Participations (each as defined in the Security Instruments). If required by the Rating Agencies, Borrower shall, at Borrower's expense, also deliver or cause to be delivered a non-consolidation opinion with respect to the Defeasance Obligor (as defined below), if any, in form and substance reasonably satisfactory to Lender and the Rating Agencies.

          (vi) Borrower shall have delivered to Lender a certificate satisfactory to Lender given by Borrower's independent certified public accountant (which accountant shall be satisfactory to Lender) certifying that the Defeasance Collateral shall generate the Scheduled Defeasance Payments.


     (d) In connection with any Defeasance hereunder, if Borrower shall continue to own any assets other than the Defeasance Collateral following the Release, Borrower shall, at Borrower's expense, establish or designate a successor entity, which shall be a single purpose, bankruptcy remote entity acceptable to Lender (the "Defeasance Obligor") and Borrower shall transfer and assign all obligations, rights and duties under and to this Note and the Defeasance Security Agreement together with the pledged Defeasance Collateral to such Defeasance Obligor. Such Defeasance Obligor shall assume the obligations under the Note and any Defeasance Security Agreement and shall be bound by and obligated under Sections 3.1, 7.2, 7.4(a), 11.2, 11.7 and 14.2 and Articles 13 and 15 of the
Security Instruments; provided, however, that all references therein to "Property" or "Personal Property" shall be deemed to refer only to the Defeasance Collateral delivered to Lender, and Borrower shall be relieved of its obligations under such documents and, except with respect to any provisions therein which by their terms expressly survive payment of the Debt in full, the Other Security Documents.

(e)  The following terms shall have the meaning set forth below:

          (i) The term "Defeasance Collateral" as used herein shall mean direct, non-callable and non-redeemable obligations of the United States of America for the payment of which its full faith and credit is pledged, each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral a first priority security interest therein in favor of the Lender in conformity with all applicable state and federal laws governing the
granting of such security interests.   Borrower shall authorize and
direct that the payments received from such obligations shall be made directly to Lender or Lender's designee and applied to satisfy the obligations of Borrower or, if applicable, the Defeasance Obligor, under this Note.

          (ii) The term "Scheduled Defeasance Payments" as used herein shall mean the scheduled payments of interest and principal in accordance with the terms of the Defeasance Collateral (without consideration of any reinvestment of interest therefrom), providing for payments prior, but as close as possible, to all successive Payment Dates after the Defeasance Date through and including the Maturity Date, and in amounts equal to or greater than the scheduled payments of interest and principal due under this Note, including the principal balance of this Note scheduled to be outstanding on the Maturity Date.

          (iii) The term Lockout Period Expiration Date shall mean the date which is the earlier of (A) the second anniversary of the date that is the startup day, within the meaning of Section 860G(a)(9) of the IRS Code, of a REMIC that holds this Note or (B) the four (4) year anniversary of the first day of the first full calendar month following the date of this Note.

     (f) Upon Borrower's compliance with all of the conditions to Defeasance and a Release set forth in this Article 6, Lender shall release the Property from the lien of the Security Instruments and the Other Security Documents. All costs and expenses of Lender incurred in connection with the Defeasance and Release, including, without limitation, Lender s counsel s fees and expenses, shall be paid by Borrower simultaneously with the delivery of the Release documentation. Any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the Defeasance shall be paid by Borrower simultaneously with the occurrence of any Defeasance.

     (g) If a Default Prepayment (defined below) occurs, Borrower shall pay to Lender the entire Debt, including, without limitation, an amount (the Default Consideration ) equal to the greater of (i) the amount (if any) which when added to the then outstanding principal amount of this Note will be sufficient to purchase Defeasance Collateral providing the required Scheduled Defeasance Payments assuming Defeasance would be permitted hereunder, or (ii) one percent (1%) of the Default Prepayment. For purposes of this Note, the term "Default Prepayment" shall mean a prepayment of the principal amount of this Note made after the occurrence of any Event of Default or an acceleration of the Maturity Date under any circumstances, including, without limitation, a prepayment occurring in connection with reinstatement of the Security Instruments provided by statute under foreclosure proceedings or exercise of a power of sale, any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure, any sale in foreclosure or under exercise of a power of sale or otherwise.

     (h) Notwithstanding anything to the contrary herein, Borrower may prepay the principal balance of this Note without premium or penalty (i) in whole during the three months prior to the Maturity Date or (ii) in whole or in part in connection with a prepayment resulting from the application of insurance proceeds or condemnation awards pursuant to Sections 3.3 and 3.6 of the Security Instruments or changes in tax and debt credit pursuant to Section 7.3 (a) or (b) of the Security Instruments, but in each instance Borrower shall be required to pay all other sums due hereunder, and no principal amount repaid may be reborrowed.



                         ARTICLE 7:  SECURITY

This Note is secured by those certain mortgage and security agreements, deed of trust and security agreements, deed to secure debt and security agreements or similar real estate security agreements, dated the date hereof in the principal sum of $14,780,000, given by Borrower to (or for the benefit of) Lender covering the fee estates of Borrower in certain premises located in Clayton County, State of Georgia, Fulton County, State of Georgia, Dallas County, State of Texas, Greenville County, State of South Carolina, Montgomery County, State of Ohio, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said Counties (the "Security Instruments"), and by the Other Security Documents.


                       ARTICLE 8:  LOAN CHARGES

This Note, the Security Instruments and the Other Security Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Security Instruments and the Other Security Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.



                          ARTICLE 9:  WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note, the Security Instruments or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instruments or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instruments or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instruments or the Other Security Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower, and the term "Borrower," as used herein, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the Security Instruments or any Other Security Document.)


                 ARTICLE 10:  WAIVER OF TRIAL BY JURY

BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENTS OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.


                       ARTICLE 11:  EXCULPATION

     (a) Notwithstanding anything to the contrary contained in this Note, the Security Instruments or any Other Security Document (but subject to the provisions of subsections (b), (c) and (d) of this
Article 11), Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note or the Security Instruments by any action or proceeding wherein a money judgment or any deficiency judgment or other judgment establishing any personal liability shall be sought against Borrower, Suburban Lodges of America, Inc., Suburban Holdings, L.P., Suburban Management, Inc., or any parent, subsidiary, or affiliate of such entities (except the Manager of Borrower pursuant to the Non-Recourse Carve-Out Guarantee executed as of even date herewith) or any principal, director, officer, senior employee, shareholder, partner, member, trustee, agent or principal, director, officer or shareholder of Suburban Lodges of America, Inc., Suburban Holdings, L.P., Suburban Management, Inc. or of Borrower, or any person owning, directly or indirectly, any legal or beneficial interest in the Borrower, or any successors or assigns of any of the foregoing (collectively, the


"Exculpated Parties"), except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding to enable Lender to enforce and realize upon this Note, the Security Instruments, the Other Security Documents, and the interest in the Property, the Rents (as defined in the Security Instruments) and any other collateral given to Lender to secure this Note; provided, however, subject to the provisions of subsections (b), (c) and (d) of this Article 11, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender to secure this Note. Lender, by accepting this Note and the Security Instruments, agrees that it shall not, except as otherwise provided in this Article 11, sue for, seek or demand  any  deficiency  judgment  against  Borrower  or  any  of  the
Exculpated  Parties, in  any such  action or  proceeding, under  or by reason of or under or in connection with this Note, the Security Instruments or the Other Security Documents. The provisions of this
Article 11 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Note, the Security Instruments or the Other Security Documents delivered to Lender; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instruments; (iii) affect the validity or enforceability of any indemnity, guaranty, master lease or similar instrument made in connection with this Note, the Security Instruments, or the Other Security Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; (vi) impair the right of Lender to enforce the provisions of Section 12.2 of the Security Instruments; or (vii) impair the right of Lender to obtain a deficiency judgment or other judgment on the Note against Borrower if necessary to obtain any insurance proceeds or condemnation awards to which Lender would otherwise be entitled under the Security Instruments; provided however, Lender shall only enforce such judgment to the extent of the insurance proceeds and/or condemnation awards.

     (b) Notwithstanding the provisions of this Article 11 to the contrary, Borrower shall be personally liable to Lender for the Losses (as defined in the Security Instruments) it incurs due to: (i) fraud or intentional misrepresentation by Borrower or any of the Exculpated Parties in connection with the execution and the delivery of this Note, the Security Instruments or the Other Security Documents or any documents or certificate now or at any time during the term of the Loan evidenced by this Note; (ii) Borrower's misapplication or misappropriation of Rents received by Borrower after the occurrence of and during the continuance of an Event of Default; (iii) Borrower's misapplication or misappropriation of tenant security deposits or Rents collected in advance; (iv) the misapplication or misappropriation of insurance proceeds or condemnation awards; (v) Personal Property (as defined in the Security Instruments) taken from the Property by or on behalf of Borrower or any of the Exculpated Parties and not replaced with Personal Property of the same utility and of the same or greater value; (vi) any act of arson by Borrower or any of the Exculpated Parties; or (vii) any fees or commissions paid by Borrower after the occurrence of and during the continuance of an Event of Default to any Exculpated Party in violation of the terms of this Note, the Security Instruments or the Other Security Documents.

     (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability against the Borrower as set forth in subsection (a) above SHALL BECOME NULL AND VOID as against the Borrower, and shall be of no further force and effect in the event of Borrower's default under Article 8 of the Security Instruments or if the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) which is not dismissed within one hundred fifty (150) days of filing.


     (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Security Instruments or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instruments and the Other Security Documents.


                        ARTICLE 12:  AUTHORITY

Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instruments and the Other Security Documents and that this Note, the Security
Instruments and the Other Security Documents constitute valid and binding obligations of Borrower.


                      ARTICLE 13:  GOVERNING LAW

This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Georgia.


                         ARTICLE 14:  NOTICES

Except as expressly provided herein, all notices or other written communications hereunder shall be deemed to have been properly given
(i) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof and confirmed by telephone by sender, (ii) one (1) Business Day (defined below) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses set forth in the preamble to this Agreement or as such party may from time to time designate by written notice to the other parties.

                ARTICLE 15:  INCORPORATION BY REFERENCE

All of the terms, covenants and conditions contained in the Security Instruments and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

                      ARTICLE 16:  MISCELLANEOUS

(a)Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and reasonable disbursements of Lender with respect to retained firms. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees, incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower. Whenever a reference is made herein to payment by Borrower of attorney's fees incurred by Lender, the amount payable by Borrower shall be actual attorney's fees, at standard hourly rates, reasonably incurred by Lender, without regard to any statutory presumption under O.C.G.A. Section 13-1-11.

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     (b)  This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

     (c) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

     (d) Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.

     (e) BORROWER HEREBY ACKNOWLEDGES THAT INTEREST IN THIS NOTE IS TO BE CALCULATED BY LENDER ON THE BASIS OF A THREE HUNDRED SIXTY (360) DAY YEAR AND IS FULLY AWARE THAT SUCH CALCULATIONS MAY RESULT IN AN ACCRUAL AND/OR PAYMENT OF INTEREST IN AMOUNTS GREATER THAN CORRESPONDING INTEREST CALCULATIONS BASED ON A THREE HUNDRED SIXTY-FIVE (365) DAY YEAR.

     IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the day and year first above written.

          BORROWER:

SLAM PROPERTIES I, L.L.C.,
a Georgia limited liability company

By:  SLAM PROPERTIES MANAGEMENT I, L.L.C.,
     a Georgia limited liability company
     Its Manager

               By:  SUBURBAN MANAGEMENT, INC.
                    a Georgia corporation
                    Its Manager

          By: /s/ David Krischer
          Name: David Krischer
          Title:_______________________

     (CORPORATE SEAL)

Signed, sealed and delivered
in the presence of :


 /s/ Kevin Psannes
Witness


____________________________
Notary Public

My Commission Expires:___________________________

     (NOTARIAL SEAL)

STATE OF                 )
                              )  ss.
COUNTY OF                )


On__________________, before me, the undersigned, personally appeared ______________________________________________, personally known to me
(or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.


__________________________________
Notary Public in and for said
County and State
(SEAL)







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